UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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Benihana Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than registrant)

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BENIHANA INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date:	4:00 p.m . on Monday, February 22 , 2010

Place:	The Westin Fort Lauderdale
400 Corporate Drive
Fort Lauderdale, FL 33334

Purpose:
To consider and take action upon a proposed Agreement and Plan of Merger (the “Merger Agreement”) by and between Benihana Inc. (the “Company”) and its wholly-owned subsidiary BHI Mergersub, Inc., pursuant to which such subsidiary will merge with and into the Company (the “Merger”). The Company will be the surviving corporation in the Merger, the sole purpose of which is to effect an amendment to the Certificate of Incorporation of the Company to increase by 12,500,000 the number of shares of Class A common stock which the Company is authorized to issue.

Record Date:	You can vote if you were a stockholder of record at the close of business on January 11, 2010 .

You are cordially invited to attend the Special Meeting. Whether or not you plan to be present, kindly complete, date and sign the enclosed forms of proxy with respect to all shares of common stock and Class A common stock that you may own and mail them promptly in the enclosed return envelope to assure that your shares of common stock and Class A common stock are represented at the Special Meeting. This may save the expense of further proxy solicitation. If you own shares of both the common stock and Class A common stock, you will receive two proxies, each of which should be dated, signed and returned as described above. If you do attend the Special Meeting, you may revoke your prior proxy and vote your shares in person if you wish.

If you have any questions or need assistance in voting your shares, please call Georgeson Inc. toll-free at (800) 868-1347.

Dated: January 20, 2010

By Order of the Board of Directors,

/s/ Darwin C. Dornbush
Darwin C. Dornbush
Chairman of the Board of Directors

BENIHANA INC.
8685 Northwest 53rd Terrace
Miami, Florida 33166

PROXY STATEMENT

CONTENTS

Page

SPECIAL MEETING INFORMATION	1
Who is entitled to vote?	1
What am I voting on?	1
How does the Board of Directors
recommend I vote on the proposal?	1
How do I vote?	1
What is a quorum?	1
What vote is required to approve the Merger?	2
Who will count the vote?	2
What are the deadlines for stockholder
proposals for next year’s annual meeting?	2
Who pays the expenses of this Proxy Statement?	2
May brokers vote without instruction?	2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT	3

PROPOSAL 1 - APPROVAL OF THE MERGER	6
Introduction	6
Purpose and Specific Effects of the Merger	6
Appraisal Rights	6
Reasons For The Share Increase	6
General Effect of the Increase in Authorized Shares	7
Other Information	8

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	8

APPENDIX A - AGREEMENT AND PLAN OF MERGER

SPECIAL MEETING INFORMATION

Your proxies are solicited by the Board of Directors of Benihana Inc. (“we,” “us,” “our” or “the Company”) for use at our Special Meeting of Stockholders (the “Special Meeting”) to be held at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 at 4:00 p.m . on Monday, February 22 , 2010 and at any adjournment or adjournments or postponement or postponements thereof for the purposes set forth in the attached notice of meeting. This proxy statement and the forms of proxy are being mailed to stockholders on or about January 20, 2010 .

Who is entitled to vote?

Stockholders owning our common stock, Class A common stock or Series B convertible preferred stock at the close of business on January 11, 2010 are entitled to vote at the Special Meeting. Each holder of common stock has one vote per share, and each holder of Class A common stock has 1/10 of a vote per share, on all matters to be voted on at the Special Meeting . Additionally, the holder of our Series B convertible preferred stock is entitled to vote on an “as if converted to common stock ” basis on all matters to be voted on at the Special Meeting . At the close of business on January 11, 2010, there were 5,634,764 shares of common stock and 9, 767,961 shares of Class A common stock outstanding, and there were 800,000 shares of Series B convertible preferred stock outstanding, which, in the aggregate, are convertible into 1,578,943 shares of common stock.

What am I voting on?

You will be asked to adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and its wholly-owned subsidiary, BHI Mergersub, Inc., which provides for the merger of such subsidiary with and into the Company (the “Merger”). The Company will be the surviving corporation in the Merger, the sole purpose of which is to effect an amendment to the Certificate of Incorporation of the Company to increase by 12,500,000 the number shares of Class A common stock which the Company is authorized to issue . The Board of Directors is not aware of any other matters to be presented for action at the Special Meeting. If any other matter requiring a vote of the stockholders should arise at the Special Meeting, the proxies will vote in accordance with their best judgment.

How does the Board of Directors recommend I vote on the proposal?

The Board recommends a vote FOR the adoption of the Merger Agreement .

How do I vote?

Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choice, your proxies will vote in favor of the adoption of the Merger Agreement. You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to Mary Rodriguez, Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166, submit another properly signed proxy with a more recent date or vote in person at the Special Meeting. Should you have any questions about attending the Special Meeting in person, you may contact Mary Rodriguez at (305) 593-0770.

What is a quorum?

There must be a quorum for any action to be taken at the Special Meeting. One-third of the voting power of the common stock, Class A common stock and Series B convertible preferred stock, represented in person or by proxy, voting together as one class, will constitute a quorum for purposes of adopting the Merger Agreement and all other matters brought before the meeting. In addition, because the Merger Agreement must be adopted by the holder or holders of a majority of the voting power of the Series B convertible preferred stock, voting as a separate class, the holder or holders of one-third of the total voting power of the Series B convertible preferred stock must also be present in person or by proxy to constitute a quorum to adopt the Merger Agreement. Abstentions will be counted to determine the presence or absence of a quorum at the Special Meeting. Under Delaware law, “broker non-votes” (if any) are also counted to determine if a quorum is present at the Special Meeting. Broker non-votes occur when shares held in street name are deemed present for quorum purposes but are not voted because the broker holding the shares has not received instructions from the beneficial owner of the shares and does not have discretionary authority to vote with respect to a particular proposal.

What vote is required to approve the Merger ?

Adoption of the Merger Agreement will require (i) the affirmative vote of a majority of the voting power of the outstanding shares of common stock , Class A common stock and Series B convertible preferred stock, voting as a single class and (ii) the affirmative vote of the holder or holders of a majority of the Series B convertible preferred stock, voting as a separate class. The sole holder of our outstanding preferred stock is BFC Financial Corporation, of which two members of our Board of Directors, John E. Abdo and Alan B. Levan, are directors, officers and significant stockholders. Any other matter to be considered at the Special Meeting will require the affirmative vote of a majority of the voting power of the shares entitled to vote at the Special Meeting that votes affirmatively or negatively on such matter. Abstentions and broker non-votes (if any) will have the same effect as a vote against the adoption of the Merger Agreement, but will have no effect on any other matter presented at the Special Meeting.

Who will count the vote?

Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election appointed for the Special Meeting. The inspector of election will determine whether or not a quorum is present at the Special Meeting.

What are the deadlines for stockholder proposals for next year’s annual meeting?

Stockholders may submit proposals on matters appropriate for stockholder action at future annual meetings by following the rules of the Securities and Exchange Commission ( “ SEC ” ) or the Company’s By-Laws, as applicable. Proposals intended for inclusion in the proxy statement and proxy card for the next annual meeting must be received by no later than March 26, 2010 , and must comply with the applicable rules of the SEC . If the next annual meeting is held on a date more than 30 calendar days before or after August 20, 2010, such a stockholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation for such annual meeting. In addition, our By-Laws provide that no proposal (other than a proposal intended for inclusion in the proxy statement and proxy card for the next annual meeting, in accordance with the applicable SEC rules) may be properly raised at the next annual meeting unless we receive notice of such a proposal not less than 60 days nor more than 90 days prior to the meeting. However, in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, notice of such a proposal must be received not later than the 10th day following the day on which notice of the date of the annual meeting is mailed or public disclosure is made. All proposals and notifications should be addressed to Mary Rodriguez , Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166.

Who pays the expenses of this Proxy Statement?

We are paying all costs of soliciting our proxies for the Special Meeting, including the costs of preparing, printing and mailing this notice of meeting and proxy statement. Certain of our officers and regular employees may solicit the return of proxies by telephone, mail or personal interview without additional consideration. We have engaged Georgeson Inc. to assist us in the distribution and solicitation of proxies. We have agreed to pay Georgeson a fee of $20,000, plus expenses for their services. Brokerage houses will be requested to forward these soliciting materials to beneficial owners of our stock, and we will reimburse the brokerage houses for their expenses.

May brokers vote without instruction?

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. We believe that, in accordance with the rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners regarding the approval of the adoption of the Merger Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information relating to the beneficial ownership of our common stock and Class A common stock by all persons we know to beneficially own more than 5% of either our common stock or our Class A common stock outstanding on January 11, 2010  and by all of our executive officers and directors. As of the close of business on January 11, 2010 , there were 5,634,764 shares of common stock, 9, 767,961 shares of Class A common stock and 800,000 shares of Series B convertible preferred stock (convertible into 1,578,943 shares of common stock) outstanding. Except as otherwise noted, the named person owns directly and exercises sole voting power and investment discretion over the shares listed as beneficially owned.

	Common Stock		Class A Common Stock
Name (and address if applicable) of Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class

5% Stockholders

Benihana of Tokyo, Inc. (3)	2,148,252	29.8%	-	-
232 East 63rd Street
New York, New York 10021

Kyle Aoki (3)	2,148,252	29.8%	-	-

Grace Aoki (3)	2,148,252	29.8%	-	-

Kevin Y. Aoki (3)	2,148,252	29.8%	-	-

Kenneth Podziba (3)	2,148,252	29.8%	-	-

BFC Financial Corporation (4)	1,578,943	21.9%	-	-
2100 W Cypress Creek Road
Ft. Lauderdale, Florida 33309

Bank of America Corporation (5)	983,739	13.6%	-	-
Bank of America N.A.
Columbia Management Advisors, LLC
Bank of America Corporate Center
100 North Tryon Street, Floor 25
Charlotte, NC 28255

Andreeff Equity Advisors, L.L.C. (6)	598,508	8.3%	739,668	7.6%
Dane Andreeff
140 East St. Lucia Lane
Santa Rosa Beach, FL 32459

FMR, LLC (7)	585,155	8.1%	-	-
Fidelity Management & Research Company
Fidelity Low-Priced Stock Fund
Edward C. Johnson 3d
82 Devonshire Street
Boston, MA 02109

Coliseum Capital Management, LLC (8)	-	-	840,676	8.6%
Adam Gray
Christopher Shackelton
767 Third Avenue, 35th Floor
New York, NY 10017

Voyageur Asset Management, Inc. (9)	-	-	603,500	6.2%
100 South Fifth Street, Suite 2300
Minneapolis, MN 55402

Wells Fargo & Company (10)	-	-	531,000	5.4%
420 Montgomery Street
San Francisco, CA 94163

Wells Fargo Bank N.A. (10)	-	-	531,000	5.4%
101 North Phillips Avenue
Sioux Falls, SD 57104

	Common Stock		Class A Common Stock
Name of Officers and Directors	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class

Named Executive Officers and Directors

Taka Yoshimoto (11) (12) (13)	158,700	2.2%	99,233	1.0%

John E. Abdo (11) (12)	79,500	1.1%	119,000	1.2%

Juan C. Garcia (11) (12) (14)	48,875	*	124,250	1.3%

Norman Becker (11) (12)	39,375	*	99,750	1.0%

Darwin C. Dornbush (11) (12)	16,737	*	11,975	*

Richard Stockinger (11) (12)	15,237	*	16,667	*

Lewis Jaffe (11) (12)	15,000	*	47,000	*

Joseph J. West (11) (12)	11,000	*	40,000	*

J. Ronald Castell (11) (12)	10,000	*	40,000	*

Jose I. Ortega (11) (12) (15)	525	*	7,167	*

Alan B. Levan	-	*	-	*

All directors and executive officers as a group (11) (12)	394,949	5.3%	605,041	5.9%

Notes

(1)
For purposes of the beneficial ownership and the percentage ownership of each person, the shares of our common stock which BFC Financial Corporation would own upon conversion of the entirety of its holdings of our Series B convertible preferred stock are considered outstanding.

(2)
Shares of our common stock are convertible at any time into shares of our Class A common stock at the option of the holder. Therefore, each beneficial owner of our common stock may be deemed the beneficial owner of the same number of shares of our Class A common stock. The holdings listed in the table setting forth beneficial ownership of Class A common stock do not include holdings of common stock (as converted).

(3)
All of the issued and outstanding capital stock of Benihana of Tokyo, Inc. (the “Benihana of Tokyo Stock”) is owned by a trust of which Kevin Y. Aoki, Kyle Aoki, Grace Aoki and Kenneth Podziba are the named trustees. By reason of such position, such individuals may be deemed to share beneficial ownership of the Benihana of Tokyo Stock and the shares of our stock owned by Benihana of Tokyo.

(4)	Represents common stock which BFC Financial Corporation would own upon conversion of its 800,000 shares of our Series B convertible preferred stock.

(5)
Based solely on a Schedule 13G filed jointly by Bank of America Corporation, Bank of America, N.A. and Columbia Management Advisors, LLC on June 10, 2009. Each of Bank of America Corporation and Bank of America, N.A. has shared voting and shared dispositive power with respect to 983,739 shares of common stock. Columbia Management Advisors, LLC has sole voting power with respect to 950,182 shares of common stock, sole dispositive power with respect to 976,149 shares of common stock and shared dispositive power with respect to 7,644 shares of common stock.

(6)
Based solely on Schedule 13Gs filed jointly by Dane Andreeff and Andreeff Equity Advisors, L.L.C. on February 13, 2009. Each of Mr. Andreeff and Andreeff Equity Advisors, L.L.C. has shared voting and shared dispositive power with respect to 598,508 shares of common stock and 739,668 shares of Class A common stock.

Mr. Andreeff is a control person of Andreeff Equity Advisors, L.L.C., in accordance with Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934. Mr. Andreeff also owns interest in Maple Leaf Capital I, L.L.C., which is the general partner of certain limited partnerships which own shares of common stock, including, Maple Leaf Partners, L.P. and Maple Leaf Offshore, Ltd. Andreeff Equity Advisors, L.L.C. is the investment adviser of each such limited partnership.

On February 13, 2009, a Schedule 13G was (i) filed by Maple Leaf Offshore, Ltd. indicating that such person has shared voting power and shared dispositive power with respect to 342,627 shares of common stock; (ii) filed by Maple Leaf Partners, L.P. indicating such person has shared voting power and shared dispositive power with respect to 243,134 shares of common stock; and (iii) filed jointly by Maple Leaf Capital I, L.L.C. (with Dane Andreeff and Andreeff Equity Advisors, L.L.C., as otherwise described above) indicating Maple Leaf Capital I, L.L.C. has shared voting power and shared dispositive power with respect to 255,881 shares of common stock. On February 13, 2009, a Schedule 13G was filed jointly by Maple Leaf Capital I, L.L.C. and Maple Leaf Offshore, Ltd. indicating Maple Leaf Capital I, L.L.C. has shared voting power and shared dispositive power with respect to 276,970 shares of Class A common stock, and Maple Leaf Offshore, Ltd. has shared voting power and shared dispositive power with respect to 462,698 shares of Class A common stock.

(7)
Based solely on a Schedule 13G filed jointly by FMR, LLC, Fidelity Management & Research Company, Fidelity Low-Priced Stock Fund and Edward C. Johnson 3d on January 11, 2010. Each of FMR, LLC and Mr. Johnson have sole dispositive power with respect to 585,155 shares of common stock. The board of trustees for Fidelity Low-Priced Stock Fund has sole voting power with respect to 585,155 shares of common stock.

(8)
Based solely on a Schedule 13G filed jointly by Coliseum Capital Management, LLC, Adam Gray and Christopher Shackelton on December 1, 2009. Each of Coliseum Capital Management, LLC and Messrs. Gray and Shackelton have shared voting power and shared dispositive power with respect to 840,676 shares of Class A common stock.

(9)	Based solely on a Schedule 13G filed by such person on February 11, 2009. Such person has sole voting power with respect to 37,500 shares of Class A common stock.

(10)
Based solely on a Schedule 13G filed jointly by Wells Fargo & Company and Wells Fargo Bank, N.A. on January 29, 2009. Each of Wells Fargo & Company and Wells Fargo Bank, N.A. has sole voting power with respect to 531,000 shares of Class A common stock.

(11)
Beneficial ownership on this table includes the following common stock which may be purchased upon exercise of options which are presently exercisable or which will become exercisable within 60 days after January 11, 2010: Mr. Yoshimoto – 46,000 shares; Mr. Abdo – 36,500 shares; Mr. Garcia – 48,875 shares; Mr. Becker – 33,625 shares; Mr. Jaffe – 15,000 shares; Mr. West – 10,000 shares; Mr. Castell – 10,000 shares; all executive officers and directors as a group – 200,000 shares.

(12)
Beneficial ownership on this table also includes the following shares of Class A common stock which may be purchased upon exercise of options which are presently exercisable or which will become exercisable within 60 days after January 11, 2010: Mr. Yoshimoto – 97,433 shares; Mr. Garcia – 111,450 shares; Mr. Abdo – 93,000 shares; Mr. Becker – 87,250 shares; Mr. Jaffe – 47,000 shares; Mr. Castell – 40,000 shares; Mr. West – 40,000 shares; Mr. Stockinger – 16,667 shares; Mr. Dornbush – 10 ,000 shares; Mr. Ortega – 4,767; all executive officers and directors as a group – 547,566 shares.

(13)	Mr. Yoshimoto resigned as our Executive Vice President – Operations and as a member of our Board of Directors effective December 18, 2009.

(14)	Mr. Garcia resigned as our President and Chief Administrative Officer effective January 13, 2010.

(15)	Mr. Ortega resigned as our Vice President – Finance and Chief Financial Officer effective January 13, 2010.

PROPOSAL 1

APPROVAL OF THE MERGER

Introduction

In order to increase the number of authorized shares of Class A common stock available for issuance by 12,500,000 (the “Share Increase”), our Board of Directors has approved a merger of a wholly owned subsidiary of the Company into the Company. The sole purpose and effect of such merger will be to cause the Share Increase. In all other respects, the Company will continue on in its present form and under its present capital structure. In order to consummate such merger (and thus the Share Increase), the board of directors is seeking approval and adoption of the merger agreement described below .

On January 7, 2010, our Board of Directors (i) approved and declared advisable the Agreement and Plan of Merger (the “Merger Agreement”) between the Company and its wholly-owned subsidiary, BHI Mergersub, Inc. (the “Subsidiary”), which provides for the merger of the Subsidiary with and into the Company (the “Merger”) and (ii) directed that a proposal to adopt the Merger Agreement be submitted to our stockholders. If implemented, the Merger would be effected pursuant to Section 251 of the Delaware General Corporation Law. Upon the effectiveness of the Merger, the separate corporate existence of the Subsidiary will cease, the Company will continue as the surviving corporation and the Certificate of Incorporation of the Company will be amended to increase by 12,500,000 the number of shares of Class A common stock which the Company is authorized to issue. Our Board of Directors will retain the right to abandon the Merger Agreement if it is determined by our Board of Directors, in its sole discretion, that effecting the Merger is no longer in the best interests of the Company and its stockholders. Assuming the Merger Agreement is adopted by our stockholders, the Merger and the related Share Increase will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware. The Merger Agreement is attached to this proxy statement as Appendix A. We currently plan to file the certificate of merger as soon as reasonably practicable following the adoption of the Merger Agreement by our stockholders.

Purpose and Specific Effects of the Merger

The sole purpose of the Merger is to effect the Share Increase. The Merger will not otherwise affect any rights of the stockholders of the Company and will have no material tax, accounting or other consequences to the Company or its stockholders. No consideration is being offered to the stockholders of the Company in connection with the Merger. The sole holder of our outstanding shares of Series B convertible preferred stock is BFC Financial Corporation (“BFC”), of which two members of our Board of Directors, John E. Abdo and Alan B. Levan, are directors, officers and significant stockholders. BFC has agreed to vote in favor of the adoption of the Merger Agreement; its approval is required under the terms of the Certificate of Designations Preferences and Rights governing the issuance of the Series B convertible preferred stock.

Appraisal Rights

Shares of Series B convertible preferred stock are entitled to appraisal rights pursuant to Section 262 of the Delaware General Corporation Law. BFC, the sole stockholder of our Series B convertible preferred stock, has agreed to waive its appraisal rights in connection with the Merger. The holders of Class A common stock and common stock are not entitled to appraisal rights in connection with the Merger.

Reasons For The Share Increase

Our current Certificate of Incorporation authorizes the issuance of up to 37,000,000 shares of all classes of stock, of which 20,000,000 shares may be Class A common stock, par value $.10 per share, 12,000,000 shares may be common stock, par value $.10 per share, and 5,000,000 shares may be preferred stock, par value $1.00 per share. As of January 11, 2010, a total of 9, 767,961 shares of Class A common stock, 5,634,764 shares of common stock and 800,000 shares of preferred stock (comprised solely of Series B convertible preferred stock ) were issued and outstanding. Furthermore, as of such date, (i) 1,808,447 shares of common stock were reserved for issuance upon conversion of outstanding preferred stock and upon the exercise of outstanding stock options; (ii) 8, 335,653 shares of Class A common stock were reserved for issuance upon conversion on a share-for-share basis of outstanding and reserved common stock and upon the exercise of outstanding stock options; and (iii) 203,544 shares of preferred stock were reserved for issuance of Series A-1 junior participating preferred stock and Series A-2 junior participating preferred stock under our rights agreement with American Stock Transfer & Trust Company.

Taking into consideration our outstanding shares and shares reserved for issuance upon the exercise of outstanding convertible securities and stock options, we have only 1, 896,386 shares of Class A common stock currently available for future use, and all of these shares are currently reserved for issuance upon the future grant of equity awards under our 2007 Equity Incentive Plan. The number of shares of Class A common stock available for issuance also limits the issuance of any shares of common stock because the common stock is convertible into Class A common stock on a share-for-share basis. Accordingly, one share of Class A common stock must be reserved for each share of common stock that is authorized for issuance. For the same reason, the number of shares of any convertible preferred stock that we might wish to issue is limited because any such preferred stock would be convertible into common stock and / or Class A common stock.

Our Board of Directors is considering our capital requirements in light of our currently outstanding bank borrowings and projected capital requirements. Our Board has preliminarily determined that we should make appropriate preparations to be in a position to quickly raise additional equity capital should our Board determine to do so. In this connection, our Board has authorized the filing (and we have filed) with the SEC, a Registration Statement on Form S-3 covering the sale of up to $30,000,000 of our common stock , Class A common stock , subscription rights to purchase either or both classes of our stock and/or debt securities. No decision has yet been made by our Board as to whether to proceed with the offer of securities, the form of such offer or the terms and conditions thereof.

The purpose of the Merger is to effect the Share Increase in order to ensure that we have sufficient shares available should our Board decide that we should raise additional capital through the sale of equity securities. The availability of additional shares is particularly important if our Board of Directors resolves to undertake any such capital raise on an expedited basis and in circumstances in which it is important to avoid the time and expense of seeking stockholder approval in connection with the specifically-contemplated issuance of shares. Any such additional shares authorized would also be available for a number of other corporate purposes, including acquisition of another company and establishment of a strategic relationship with corporate partners. If the Share Increase is approved by the stockholders, our Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares, except as may be required by applicable law.

General Effect of the Increase in Authorized Shares

The Share Increase is not being proposed as a means of preventing or dissuading a change in control or takeover of us; however, use of these additional shares for such a purpose is possible in the future. If the Share Increase is approved, the effect of the increase in proportion of authorized but unissued shares to issued and outstanding shares could enable our Board of Directors to render it difficult, or discourage an attempt, to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. Our Board of Directors would, unless prohibited by applicable law or listing requirements, have additional shares available to effect transactions in which the number of outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of us as well as the interests of our existing stockholders, possibly having a negative effect on the market price of our Class A common stock and common stock. Further, such action could discourage an acquisition of us which the stockholders might view as desirable. The Share Increase is not being proposed in response to any known effort or threat to acquire control of us and is not part of a plan by management to adopt a series of amendments to our Certificate of Incorporation or By-Laws having an anti-takeover effect.

The increase in the number of authorized shares, and the corresponding increase in the total number of shares authorized, will not have an immediate effect on the rights of existing stockholders but, depending on the exact nature and circumstances of any actual issuances of authorized but unissued shares, could have a number of effects on our stockholders at such time. To the extent that additional authorized shares are issued in the future, such issuance will decrease existing stockholders’ percentage equity ownership interests and, depending upon the price at which such shares are issued, could be dilutive to existing stockholders.

Other Information

The name, complete mailing address and telephone number of the Company and the Subsidiary are 8685 N.W. 53rd Terrace, Miami, Florida 33166, (305) 593-0770. We have operated “Benihana” teppanyaki-style Japanese restaurants in the United States for approximately 45 years, and we believe we are one of the largest operators of teppanyaki-style restaurants in the country. We also operate two other Asian restaurant concepts: RA Sushi and Haru. Our core concept, the Benihana restaurant, offers teppanyaki-style Japanese cuisine in which fresh steak, chicken and seafood are prepared by a chef on a steel teppan grill at the center of the customers’ table. Our RA Sushi concept offers sushi and a full menu of Pacific-Rim dishes in a high-energy environment featuring upbeat design elements and contemporary music. Our Haru concept offers an extensive menu of traditional Japanese and Japanese fusion dishes in a modern, urban atmosphere as well as take-out and delivery services.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ADOPT THE MERGER AGREEMENT.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or our transfer agent, American Stock Transfer & Trust Company (“AST”), that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, we will deliver promptly upon written or oral request a separate copy of this proxy statement to a stockholder at a shared address to which a single proxy statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by calling (800) 937-5449 or by sending a written request to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

BENIHANA INC. AND BHI MERGERSUB, INC.

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of January 7, 2010, by and between Benihana Inc., a Delaware corporation (“Benihana”), and BHI Mergersub, Inc., a Delaware corporation (“Mergersub” and, together with Benihana, the “Constituent Corporations”).

Whereas, the Board of Directors of each of the Constituent Corporations deems it advisable and in the best interests of each of the Constituent Corporations that Mergersub be merged with and into Benihana (hereinafter, in such capacity, sometimes referred to as the “Surviving Corporation”) as permitted by the Delaware General Corporation Law (the “DGCL”) pursuant to the terms hereinafter set forth;

  Now, therefore, the parties hereto have agreed as follows:

Section 1. The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined herein), Mergersub shall be merged with and into Benihana (the “Merger”), and the separate existence of Mergersub shall cease. The Surviving Corporation shall be Benihana .

Section 2. Filings. At such time as mutually agreed upon by Mergersub and Benihana, such parties shall cause a properly executed certificate of merger conforming to the requirements of the DGCL to be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time specified in the aforementioned certificate of merger or, if no such time is specified, upon such filing (the “Effective Time”) .

Section 3. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL (including without limitation Section 259 of the DGCL).

 Section 4. Treatment of Capital Stock. Each share of capital stock of Benihana issued and outstanding immediately before the Effective Time shall remain issued and outstanding upon and immediately after the Effective Time. Each share of capital stock of Mergersub issued and outstanding immediately before the Effective Time shall be cancelled upon the Effective Time.

Section 5. Certificate of Incorporation of the Surviving Corporation Subject to the next sentence, the Certificate of Incorporation of Benihana shall be unaffected by the Merger and shall be the Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the first paragraph of Article FOURTH of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows :

FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is FORTY-NINE MILLION and FIVE HUNDRED THOUSAND (49,500,000), of which THIRTY-TWO MILLION and FIVE HUNDRED THOUSAND (32,500,000) shares shall be Class A Common Stock, par value $.10 per share (“ Class A Stock ”), TWELVE MILLION (12,000,000) shares shall be Common Stock, par value $.10 per share (“ Common Stock ”), and FIVE MILLION (5,000,000) shares shall be Preferred Stock, par value $1.00 per share.

Section 6. Bylaws of the Surviving Corporation. The Bylaws of Benihana shall be unaffected by the Merger and shall be the Bylaws of the Surviving Corporation.

Section 7. Directors and Officers of Surviving Corporation. At the Effective Time, the directors of Benihana, as in office immediately before the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. At the Effective Time, the officers of Benihana, as in office immediately before the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

Section 8. Representations and Warranties of Benihana. Benihana hereby warrants and represents that (a) it is a corporation duly organized, validly existing and in good standing under Delaware law; (b) it has all requisite power and authority to enter into this Agreement; (c) this Agreement has been duly executed and delivered by Benihana and constitutes the valid and binding obligation of Benihana enforceable against it in accordance with the terms of this Agreement; and (d) as of the record date for purposes of determining the stockholders of Benihana entitled to notice of the meeting at which this Agreement shall be submitted for the approval of such stockholders, the issued and outstanding shares of Class A Common Stock and Common Stock of Benihana were listed on a national securities exchange.

Section 9. Representations and Warranties of Mergersub. Mergersub hereby warrants and represents that (a) it is a corporation duly organized, validly existing and in good standing under Delaware law; (b) it has all requisite power and authority to enter into this Agreement; and (c) this Agreement has been duly executed and delivered by Mergersub and constitutes the valid and binding obligation of Mergersub enforceable against it in accordance with the terms of this Agreement.

Section 10. Conditions to the Obligations of Each Constituent Corporation. The obligations of each Constituent Corporation to consummate the Merger are subject to the satisfaction or waiver of the following conditions as of the Effective Time:

(a)          no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

(b)         all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained;

(c)          this Agreement shall have been adopted by (i) the affirmative vote of the holders of a majority of the voting power of the Class A Common Stock, the Common Stock and the Series B Convertible Preferred Stock of Benihana, voting together as one class; (ii) the affirmative vote of a majority of the voting power of the Series B Convertible Preferred Stock of Benihana, voting as a separate class; and (iii) the affirmative vote of the sole stockholder of Mergersub (collectively, the “Required Stockholder Approval”); and

(d)           each holder of shares of Series B Convertible Preferred Stock of Benihana shall have waived such holder’s right to seek appraisal of such shares pursuant to Section 262 of the DGCL and such waiver shall remain binding and effective as of the Effective Time.

Section 11. Amendments to this Agreement. This Agreement may be amended at any time prior to the Effective Time by the parties hereto, whether before or after adoption of this Agreement by the Required Stockholder Approval; provided, however, that after any such Required Stockholder Approval no amendment shall be made to this Agreement that by law requires further approval or authorization by the stockholders of Benihana or the sole stockholder of Mergersub without such further approval or authorization.

Section 12. Termination. This Agreement may be terminated, and the Merger may be abandoned, by mutual consent of the Boards of Directors of the Constituent Corporations at any time prior to the Effective Time.

Section 13. Governing Law. To the fullest extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 14. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by facsimile transmission or by portable document format (“pdf”), and signatures transmitted by facsimile or pdf shall be deemed to be original signatures for all purposes. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

Section 15. No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer or shall confer upon any person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[Signature Page(s) Follow(s)]

In Witness Whereof, this Agreement, having first been duly approved by the respective Boards of Directors of each Constituent Corporation, is hereby executed on behalf of each of said corporations by their respective officers thereunto duly authorized as of the date set forth above.

BENIHANA INC.
a Delaware corporation

By:	/s/ Richard C. Stockinger
Name: Richard C. Stockinger
Title: Chief Executive Officer

BHI MERGERSUB, INC.
a Delaware corporation

By:	/s/ Richard C. Stockinger
Name: Richard C. Stockinger
Title: President

BENIHANA INC.
Class A Common Stock

Proxy - For the Special Meeting of Stockholders – February 22 , 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING: The notice of meeting and proxy statement are available at www.benihana.com.

This proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Darwin C. Dornbush and Norman Becker, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Class A common stock of BENIHANA INC. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on February 22 , 2010 at 4:00 p.m . at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 , and any adjournment or adjournments or postponement or postponements thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is given in accordance with the recommendation of the Board of Directors set forth on this card. If one or more additional matters are presented for stockholder action, and such matters do not appear on this card, the foregoing proxies shall vote in their sole discretion on such matters.

The Board of Directors Recommends a Vote FOR the adoption of the Merger Agreement by and between Benihana Inc. and BHI Mergersub, Inc., its wholly-owned subsidiary, as it may be amended from time to time.

For such proposal, mark one box in blue or black ink as indicated:     ☒

Adoption of the Merger Agreement, as it may be amended from time to time:

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please sign here exactly as your name(s) appear(s) on this proxy.

Date:_________________________ , 20 10

(Signature)

(Signature)

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BENIHANA INC.
Common Stock

Proxy - For the Special Meeting of Stockholders – on February 22 , 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING: The notice of meeting and proxy statement are available at www.benihana.com.

This proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Darwin C. Dornbush and Norman Becker, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on February 22 , 2010 at 4:00 p.m . at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334, and any adjournment or adjournments or postponement or postponements thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is given in accordance with the recommendation of the Board of Directors set forth on this card. If one or more additional matters are presented for stockholder action, and such matters do not appear on this card, the foregoing proxies shall vote in their sole discretion on such matters.

The Board of Directors Recommends a Vote FOR the adoption of the Merger Agreement by and between Benihana Inc. and BHI Mergersub, Inc., its wholly-owned subsidiary, as it may be amended from time to time.

For such proposal, mark one box in blue or black ink as indicated:     ☒

Adoption of the Merger Agreement, as it may be amended from time to time:

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please sign here exactly as your name(s) appear(s) on this proxy.

Date:_________________________ , 20 10

(Signature)

(Signature)

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.